               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-63020), Registration Statement on Form S-3 (No. 333-38765), Registration Statement on Form S-4 (No. 333-111742), Registration Statement on Form S-4 (No. 333-38759), Registration Statement on Form S-4 (No. 333-70522), Registration Statement on Form S-8 (No. 333-112107), Registration Statement on Form S-8 (No. 333-71063), and Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated February 20, 2004 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP


Jacksonville, Florida
March 12, 2004